Exhibit 99.1

Guitar Center, Inc.

Management Operating Model for 2006

As of February 15, 2006

(in thousands, except per share amounts)

GC Retail	Q1	Q2	Q3	Q4	2006 Year

Net sales
Bottom end of range	333,821	337,744	355,810	469,423	1,496,798
Top end of range	340,211	342,648	362,237	477,903	1,522,999

Comp store sales increase
Bottom end of range	4.5%				4.0%
Top end of range	6.5%				6.0%

Music & Arts Retail	Q1	Q2	Q3	Q4	2006 Year

Net sales
Bottom end of range	32,515	29,954	33,820	45,661	141,950
Top end of range	33,421	30,788	34,708	46,858	145,775

Comp store sales increase
Bottom end of range	-2.0%				2.0%
Top end of range	0.0%				4.0%

Direct Response	Q1	Q2	Q3	Q4	2006 Year

Net sales
Bottom end of range	92,082	85,015	99,634	143,572	420,303
Top end of range	95,840	88,485	103,700	149,433	437,458

Consolidated Company	Q1	Q2	Q3	Q4	2006 Year

Net sales
Bottom end of range	458,418	452,713	489,263	658,657	2,059,051
Top end of range	469,472	461,922	500,645	674,194	2,106,233

Operating income
Bottom end of range	6.1%	5.3%	5.4%	10.6%	6.9%
Top end of range	6.5%	5.7%	5.8%	11.0%	7.3%

Interest expense
Bottom end of range	1,900	2,200	1,400	1,600	7,100
Top end of range	2,000	2,300	1,500	1,800	7,600

Net earnings
Bottom end of range	15,976	13,431	13,275	39,431	82,113
Top end of range	17,737	14,850	14,986	42,420	89,993

Weighed diluted shares	30,702	30,702	30,702	30,702	30,702

EPS
Bottom end of range	0.54	0.46	0.43	1.28	2.72
Top end of range	0.60	0.51	0.49	1.38	2.98

EBITDA
Bottom end of range	36,272	32,976	32,658	75,743	177,649
Top end of range	39,036	35,184	35,339	80,403	189,962

Capital Expenditure
Bottom end of range	29,000	27,500	20,500	30,000	107,000
Top end of range	31,000	28,500	21,500	32,000	113,000

The data provided in the above tables represents forward-looking statements and must be read in conjunction with the information provided in the attached Form 8-K, including that provided under the caption “Risk Factors.”

Guitar Center, Inc.

Management Operating Model for 2006

As of February 15, 2006

(in thousands)

Reconciliation of EBITDA to Net Income	Q1	Q2	Q3	Q4	2006 Year

Bottom end of range
Projected Net Income	15,976	13,431	13,275	39,431	82,113
Income Taxes (38.5%)	10,001	8,408	8,311	24,684	51,404
Interest Expense (top end)	2,000	2,300	1,500	1,800	7,600
Depreciation and Amortization (mid-point)	8,295	8,837	9,572	9,828	36,532

Projected EBITDA	36,272	32,976	32,658	75,743	177,649

Top end of range
Projected Net Income	17,737	14,850	14,986	42,420	89,993
Income Taxes (38.5%)	11,104	9,297	9,381	26,555	56,337
Interest Expense (bottom end)	1,900	2,200	1,400	1,600	7,100
Depreciation and Amortization (mid-point)	8,295	8,837	9,572	9,828	36,532

Projected EBITDA	39,036	35,184	35,339	80,403	189,962

Earnings before interest, taxes, depreciation and amortization, or EBITDA, is not a measure of financial performance under generally accepted accounting principles.  In accordance with Regulation G promulgated by the Securities and Exchange Commission, we are providing a reconciliation of projected EBITDA, a “non-GAAP” financial measure, to projected net income, the GAAP-based financial measure that we believe is most comparable.

We present this non-GAAP data because many investors view this information as a useful measure of a company’s performance or its ability to generate cash flow and service debt or capital obligations.  This financial measure should not, however, be considered as a substitute for measures determined under generally accepted accounting principles, such as net income and cash flow from operations.  Further, the calculation of EBITDA varies from company to company and thus the results that we calculated using the methodology specified above might not be comparable to the amounts reported by other companies.

The data provided in the above tables represents forward-looking statements and must be read in conjunction with the information provided in the attached Form 8-K, including that provided under the caption “Risk Factors.”

Guitar Center, Inc.

Management Operating Model for 2006

As of February 15, 2006

(in thousands, except per share amounts)

Calculation of diluted earnings per share under GAAP	Q1	Q2	Q3	Q4	2006 Year

Bottom end of range

Net income	15,976	13,431	13,275	39,431	82,113

Add back interest, net of tax on 4% Senior Convertible Notes	727	727	—	—	1,454
Net income excluding interest expense on 4% Senior Convertible Notes	16,703	14,158	13,275	39,431	83,567

Diluted weighted average shares outstanding excluding shares on 4% Senior Convertibles Notes	27,810	27,810	30,702	30,702	30,702

Incremental shares on assumed conversion of 4% Senior Convertible Notes	2,892	2,892	—	—	—
Diluted weighted average shares outstanding	30,702	30,702	30,702	30,702	30,702

Dilutive net income per share	0.54	0.46	0.43	1.28	2.72

Top end of range

Net income	17,737	14,850	14,986	42,420	89,993

Add back interest, net of tax on 4% Senior Convertible Notes	727	727	—	—	1,454
Net income excluding interest expense on 4% Senior Convertible Notes	18,464	15,577	14,986	42,420	91,447

Diluted weighted average shares outstanding excluding shares on 4% Senior Convertibles Notes	27,810	27,810	30,702	30,702	30,702
Incremental shares on assumed conversion of 4% Senior Convertible Notes	2,892	2,892	—	—	—
Diluted weighted average shares outstanding	30,702	30,702	30,702	30,702	30,702

Diluted net income per share	0.60	0.51	0.49	1.38	2.98

For 2006 we are required to expense stock-based employee compensation.  In 2005 we did not expense stock-based employee compensation and applied the provisions of APB opinion No. 25 with pro forma disclosure in the footnotes to our financial statements.  The foregoing earnings guidance data for 2006 includes estimated diluted earnings per share cost of stock-based employee compensation expense determined under fair value based methods as follows: Q1: $0.06; Q2: $0.07; Q3: $0.07; Q4: $0.07; full year 2006: $0.27.  The corresponding pro forma amounts for 2005 were: Q1: $0.05; Q2: $0.05; Q3: $0.06; Q4: $0.07; full year 2005: $0.22.

The data provided in the above tables represents forward-looking statements and must be read in conjunction with the information provided in the attached Form 8-K, including that provided under the caption “Risk Factors.”